[LINCOLN FINANCIAL GROUP LOGO]



                                           FREDERICK C. TEDESCHI, VICE PRESIDENT
                                                   AND ASSOCIATE GENERAL COUNSEL

                                      LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                                                               ONE GRANITE PLACE
                                                    CONCORD, NEW HAMPSHIRE 03301
                                                             Phone: 603-226-5105
                                                               Fax: 603-226-5448
                                                      FREDERICK.TEDESCHI@LFG.com

VIA EDGARLINK

December 23, 2008

Lincoln  Life & Annuity Company of New York
One Granite Place
Concord, New Hampshire 03301

  Re: Pre-Effective Amendment No 1 to Registration Statement on Form N-6 (File No. 333-148917) and Amendment No.64 to Registration Statement under the Investment Company Act of 1940 (File No. 811-08559) Lincoln Life & Annuity Flexible Premium Variable Life Account M

Ladies and Gentlemen:

This opinion is furnished in connection with the filing by Lincoln Life & Annuity Company of New York (the "Company") and its separate account, Lincoln Life & Annuity Flexible Premium Variable Life Account M (the "Separate Account"), of Pre-Effective Amendment No. 1 to Registration Statement on Form N-6 (File No. 333-148917) and Amendment No. 95 to Registration Statement under the Investment Company Act of 1940 (File No. 811-08559) (the "Registration Statement"). The Registration Statement covers an indefinite amount of interests under the variable portion of Lincoln VULONE2007 (the "Policies"), a flexible premium variable life insurance policy offered by the Company. Premiums paid under the Policies may be allocated by the Company to the Separate Account in accordance with the owners' directions.

The Policies are designed to provide life insurance protection and are to be offered in a manner described in the prospectus which is included in the Registration Statement.

The Policies will be sold only in jurisdictions authorizing such sales.

I am familiar with the terms of the Policies and the Registration Statement and Exhibits thereto. I have also examined all such corporate records of the Company and such other documents and laws as I considered appropriate as a basis for the opinion hereinafter expressed.

Based on such review, I am of the opinion that the variable life insurance policies (and interests therein) which are the subject of the Registration Statement under the Securities Act of 1933, as amended, for the Separate Account will, when issued, be legally issued and will represent binding obligations of the Company, the depositor for the Separate Account.

I consent to the use of this opinion as an Exhibit to the Registration
Statement.

Sincerely,

/s/ Frederick C. Tedeschi
Frederick C. Tedeschi